UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2016

REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH
BIRMINGHAM, ALABAMA 35203
(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     Other Events.

On September 13, 2016, Regions Financial Corporation ("Regions") announced that Regions Bank and the United States Department of Justice on behalf of the Department of Housing and Urban Development, have executed a final settlement agreement to settle and fully release previously disclosed potential claims related to Regions Bank's underwriting and origination of Federal Housing Administration ("FHA") insured mortgage loans endorsed for FHA insurance between January 1, 2006 and December 31, 2011 that resulted in claims submitted through January 7, 2015. Regions had previously disclosed that it had reached an agreement in principle with the Department of Justice relating to this matter.

Management at Regions Bank made the decision to settle this matter for $52.4 million, without admitting liability, in order to avoid the expense and distraction of potential litigation. Regions was fully reserved for the entire settlement amount as of the end of the second quarter of 2016. Further, Regions' insurers have agreed to reimburse Regions approximately $47 million of such amount. The insurance recovery is expected to be recognized in the third quarter of 2016.

ITEM 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Index

Exhibit No.    Exhibit

99.1        Press Release of September 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:     /s/ Fournier J. Gale, III
Name:    Fournier J. Gale, III
Title:    Senior Executive Vice President,
General Counsel and Corporate
Secretary

Date: September 13, 2016